                                                                     EXHIBIT 3.1

                       NOTE AND WARRANT PURCHASE AGREEMENT

     THIS NOTE AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT"), dated as of November 1, 2006, is entered into by and between UNITED MEDICORP, INC., a Delaware corporation ("COMPANY"), and STEVENS FINANCIAL GROUP, L.L.C., an Illinois limited liability company ("PURCHASER").

                                    RECITALS

     WHEREAS, Company wishes to borrow from Purchaser Seventy Six Thousand Dollars ($76,000), and Purchaser is willing to extend such a loan to Company on the condition that Company issues to Purchaser a secured promissory note and a warrant to acquire specified securities of Company, and Company is willing to agree to such condition;

     WHEREAS, to secure its obligations under the Note (as defined below), concurrently herewith, Company and Purchaser are entering into a Security Agreement (the "SECURITY AGREEMENT"), in the form attached as Exhibit A and Deed of Trust pursuant to which Company is granting Purchaser a security interest in certain of Company's personal and real property;

     NOW, THEREFORE, IT IS AGREED THAT:

     1. NOTE AND WARRANT.

          (a) Issuance of Note and Warrant. Subject to the terms and conditions hereof, Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, a Secured Promissory Note in the form of Exhibit B hereto (the "NOTE") in the principal amount of Seventy Six Thousand Dollars ($76,000) and a warrant in the form of Exhibit C hereto (the "WARRANT") to purchase Three Million Eight Hundred Thousand (3,800,000) shares of Company's common stock, par value $0.01 (the "COMMON STOCK"). The terms and conditions of the Note are set forth in the form of Note attached as Exhibit B hereto and of the Warrant are set forth in the form of Warrant attached as Exhibit C.

          (b) Closing. Subject to the provisions of Sections 5 and 6, the closing (the "CLOSING") of the purchase and sale of the Note and Warrant shall be held at the offices of Purchaser at 495 N. Commons Drive, Suite 103, Aurora, IL 60504, at 2:00 p.m., local time, on November 1, 2006, or at such other time and place as Company and Purchaser agree.

          (c) Delivery. At the Closing, Company shall deliver to Purchaser the Note, the Warrant and the Common Shares (as defined below) to be purchased by Purchaser against Company's receipt of the purchase price for the Note, the Warrant and the Common Shares (collectively, the "ACQUISITION SECURITIES").

     2. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to Purchaser that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit D, as of the Closing, except as otherwise stated to the contrary herein:

          (a) Organization and Standing; Articles and Bylaws. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation (as the case may be) and has all requisite corporate or limited liability company power and authority to carry on its business as now conducted.

          (b) Corporate Power; Binding Obligations. Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement, the Acquisition Securities and the other Transaction Documents. This Agreement and the other Transaction Documents are valid and binding obligations of Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by general principles of equity.

          (c) Authorization. All corporate and legal action on the part of Company, its officers, directors and stockholders needed for Company to issue the Acquisition Securities and to perform its obligations hereunder and under the Note, the Warrant and the other Transaction Documents have been taken or will be taken prior to the Closing.

          (d) No Liens. The Acquisition Securities, when issued in compliance with the provisions hereof, will be free of any liens or encumbrances; provided, however, that the Acquisition Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

          (e) Compliance with Other Instruments. None of Company Group is in violation or default of any term of its certificate of incorporation, operating agreement or bylaws, or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to Company Group or any of which would materially and adversely affect Company's business, assets, liabilities, financial condition, operations or prospects. Company's execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Acquisition Securities and the securities issuable upon conversion of the Warrant (the "WARRANT SHARES"; together with the Acquisition Securities, collectively the "SECURITIES") will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any Lien upon any of Company Group's assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to Company Group, its business or operations or any of its assets.

          (f) Preemptive Rights. No party has any right of first refusal or any preemptive rights with respect to the issuance of any of the Securities.

          (g) Government Consent. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state or other governmental authority on Company Group's part is required in connection with the valid execution and delivery of this Agreement, the Note, the Warrant and the other Transaction Documents or the

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offer, sale or issuance of the Acquisition Securities, other than filings made prior to the Closing, except for (i) any notices of sales required to be filed with the SEC under Regulation D of the Securities Act, or (ii) other applicable blue sky laws, which, if required, will be timely filed.

          (h) Offering. In reliance on Purchaser' representations and warranties in Section 4, the offer, sale and issuance of the Acquisition Securities in conformity with the terms hereof and the issuance of the Warrant Shares will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification or other applicable blue sky laws as such laws exist as of the Closing.

          (i) Capitalization. As of the Closing, Company's authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the Closing, 30,768,500 shares of Common Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Company, under its 1998 Stock Option Plan has reserved 1,000,000 shares of Common Stock for issuance upon the exercise of options granted thereunder. Company has issued and outstanding warrants to purchase 5,733,333 shares of Common Stock.

          (j) Subsidiaries. Company Group owns no equity securities of any other corporation, limited partnership or similar entity, other than the Subsidiaries set forth on Exhibit E. Company Group is not a participant in any joint venture, partnership or similar arrangement.

          (k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation or inquiry by the SEC involving Company or any current or former director or officer of Company. Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Securities Act.

          (l) Liabilities. Company Group has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed to Purchaser, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

          (m) Agreements; Action.

               (i) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between Company and any of its officers, directors, affiliates or any affiliate thereof.

               (ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Company is a party or to its knowledge by which it is bound which may involve
(i) obligations (contingent or otherwise) of, or payments to, Company Group in excess of Twenty-Five Thousand Dollars ($25,000) (other than obligations of, or payments to, Company Group arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Company Group (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by Company Group with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (iii) Company Group has not (A) incurred any Indebtedness or any other liabilities (other than trade obligations incurred in the ordinary course of business) individually in excess of Twenty-Five Thousand Dollars ($25,000) or, in the case of Indebtedness and/or liabilities individually less than Twenty-Five Thousand Dollars ($25,000), in excess of Fifty Thousand Dollars ($50,000) in the aggregate, (B) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (C) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (iv) For the purposes of subsections (ii) and (iii) above, all Indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons Company has reason to believe are Affiliates of Company) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (n) Obligations to Related Parties. Company Group has no obligations to its officers, directors, stockholders or employees other than for (i) payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on Company Group's behalf and (iii) other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by Company's Board of Directors). None of Company Group's officers, directors or stockholders, or any members of their immediate families, are indebted to Company Group or have any direct or indirect ownership interest in any entity with which Company Group is affiliated or with which Company Group has a business relationship, or any entity which competes with Company Group, except that such officers, directors and/or stockholders may own stock in publicly traded companies which may compete with Company Group. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with Company Group (other than such contracts as relate to any such Person's ownership of Company's capital stock). Company Group is not a guarantor or indemnitor of any liabilities of any Person.

          (o) Title to Assets; Liens. Company Group has good and marketable title to its assets, and good title to its leasehold estates, in each case subject to no Lien or lease, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair Company Group's operations, and (iii) those that have otherwise arisen in the ordinary course of business. Company Group is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          (p) Intellectual Property. Company Group owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes (the "INTELLECTUAL PROPERTY") needed for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Company Group bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Company Group has not received any communications alleging that it has violated or, by conducting its business as presently proposed, would violate any of the Intellectual Property of any other Person. None of Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Company Group or that would conflict with Company Group's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement and the other Transaction Documents, nor the carrying on of Company Group's business by Company's employees, nor the conduct of Company Group's business as presently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Company Group does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Company, except for inventions, trade secrets or proprietary information that they have assigned to Company.

          (q) Employees. To the best of Company's knowledge after reasonable inquiry, no employee of Company, nor any consultant with whom Company Group has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Company because of the nature of the business to be conducted by Company Group; and to Company's knowledge the continued employment by Company of its present employees, and the performance of Company Group's contracts with its independent contractors, will not result in any such violation. Company Group has not received any notice alleging that any such violation has occurred. No employee of Company has been granted the right to continued employment by Company Group or to any material compensation following termination of employment with Company Group. Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Company, nor does Company have a present intention to terminate the employment of any officer, key employee or group of key employees. None of the Subsidiaries has any employees.

          (r) SEC Reports; Financial Statements. Company has filed all SEC Reports on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Company has delivered to

Purchaser true, correct and complete copies of all SEC Reports filed within the ten (10) days preceding the date hereof. The SEC Reports incorporated herein by reference include, without limitation, (i) Company's Annual Report on Form 10-K filed on April 17, 2006, (ii) Company's Quarterly Reports on Form 10-Q filed on May 15, 2006 and August 21, 2006 and (iii) any and all of Company' Current Reports on Form 8-K filed since January 1, 2006. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Company and the consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which Company or any Subsidiary is a party or to which the property or assets of Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

          (s) Press Releases. The press releases disseminated by Company during the twelve (12) months preceding the date of this Agreement, individually and considered together, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

          (t) Material Changes. Since the date of the latest audited financial statements included in Company's most recent Annual Report on Form 10-K, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) Company has not altered its critical accounting policies or the identity of its auditors, (iv) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Company does not have pending before the SEC any request for confidential treatment of information or documents.

          (u) Full Disclosure. No representation, warranty or other statement made by Company in any written statement furnished to Purchaser contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such statements not misleading.

     3. COMPANY COVENANTS. For so long as any of the Securities are outstanding Company shall deliver to Purchaser as soon as practicable after the end of each calendar month, and in any event within twenty (20) days thereafter, an unaudited balance sheet of Company as of the end of such month, cash flow statements and an unaudited statement of operations of Company for the portion of the fiscal year ended with such month prepared in accordance with GAAP and certified by Company's chief executive officer, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments.

     4. PURCHASER REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Company as of the time of issuance of the Acquisition Securities purchased by Purchaser as follows:

          (a) Investment Intent; Authority. This Agreement is made with Purchaser in reliance upon Purchaser's representation to Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Acquisition Securities for investment for Purchaser's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and this Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          (b) Shares Not Registered. Purchaser understands and acknowledges that the offering of the Acquisition Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act, and that Company's reliance upon such exemptions is predicated upon Purchaser's representations set forth in this Agreement. Purchaser acknowledges and understands that resale of the Securities may be restricted indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

          (c) No Transfer. Purchaser covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act or pursuant to another exemption from registration or to an entity affiliated with Purchaser and other than in compliance with the applicable securities regulations laws of any state.

          (d) Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Acquisition Securities, (ii) has the ability to bear the economic risks of Purchaser's prospective investment, and (iii) has not been offered any of the Acquisition Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.


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

     5. PURCHASER CLOSING CONDITIONS. Purchaser's obligation to purchase the Acquisition Securities at the Closing is subject to the fulfillment as of the Closing of the following conditions, any of which Purchaser may waive with respect to itself:

          (a) Representations and Warranties Correct. Company's representations and warranties in Section 2 hereof shall be true and correct in all material respects as of the Closing.

          (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Company on or prior to the Closing shall have been performed or complied with.

          (c) Secured Guaranty. United Moneycorp, Inc. ("UMY") shall have executed and delivered the Secured Guaranty attached hereto as Exhibit G (the "GUARANTY"). UMY's representations and warranties in the Guaranty shall be true and correct in all material respects as of the Closing. All covenants, agreements and conditions contained in the Guaranty to be performed by UMY on or prior to the Closing shall have been performed or complied with.

          (d) Good Standing Certificates. Certificates (each dated not more than 10 days prior to the Closing), of the Secretary of State of the State of Delaware as to the good standing of Company in Delaware and the Secretary of State of Texas as to the good standing of the Company and each of its Subsidiaries in Texas.

          (e) Secretary's Certificates. A certificate of the secretary of each of Company and UMY, each dated as of the Closing Date, certifying as to (i) the incumbency of the officers of Company and UMY who are executing this Agreement or any of the Transaction Documents to which either Company or UMY is a party,
(ii) the certificate of incorporation and bylaws of each of Company and UMY and
(iii) the resolutions duly adopted by the board of directors of Company and UMY authorizing the execution, delivery and performance by Company and UMY of each Transaction Document to which Company or UMY is a party and the consummation of the transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Company and UMY.

     6. COMPANY CLOSING CONDITIONS. Company's obligation to sell (and issue) the Acquisition Securities at the Closing is, at Company's option, subject to the fulfillment as of the Closing of the following condition: Purchaser' representations and warranties in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing.

     7. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT.

          (a) Restrictions on Transferability. None of the Securities shall be sold, assigned, transferred or pledged except upon the conditions specified in this section, which conditions are intended to ensure compliance with the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of any of the Securities to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this section.


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

          (b) Restrictive Legend. Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (collectively the "RESTRICTED SECURITIES"), shall (unless otherwise permitted by the provisions of this section) be stamped or otherwise imprinted with a legend required under applicable state securities laws and a legend substantially as follows:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Purchaser consents to Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this section.

          (c) Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 7. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer or unless the Restricted Securities may be transferred pursuant to Rule 144 or Rule 144A under the Securities Act, the holder thereof shall give written notice to Company of such holder's intention to effect such transfer, manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an opinion of legal counsel to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the transfer of such Restricted Securities without registration will not result in a recommendation by the SEC staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in this
Section 7, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     8. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

     "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

     "COMPANY GROUP" means each of Company and its Subsidiaries.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GAAP": generally accepted accounting principles as in effect from time to time.

     "INDEBTEDNESS" means any liability, whether or not contingent, (i) with respect to borrowed money, or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property or services (except such balance that constitutes an account payable to a trade creditor created or incurred in the ordinary course of business), (iii) as lessee under leases that are capital leases for GAAP purposes, (iv) consisting of reimbursement obligations with respect to surety bonds, letters of credit, banker's acceptances, drafts or similar documents or instruments issued for the liable Person's account, and (v) as a guarantor for any liability described in clause (i), (ii), (iii) or (iv) of this definition, including any guarantor arising from the pledge of any property as security for any liability of a third party described in clause (i), (ii), (iii) or (iv) of this definition.

     "LIENS" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

     "MATERIAL ADVERSE EFFECT" means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Company and the Subsidiaries, taken as a whole, or (c) a material and adverse impairment to Company's ability to perform, on a timely basis, its obligations under any Transaction Document.

     "PERSON" means any individual, sole proprietorship, corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, unincorporated organization, estate or any other entity or any governmental agency.

     "SEC" means the Securities and Exchange Commission.

     "SEC REPORTS" means all reports required to be filed by Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof (or such shorter period as Company was required by law to file such reports).

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SUBSIDIARY" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Company, either directly or through an Affiliate of Company.

     "TRANSACTION DOCUMENTS" means the Agreement, the Note, the Warrant, the Security Agreement, the Deed of Trust, the Guaranty and all documents needed or appropriate to perfect or give notice of Purchaser' security interest in the Collateral.

Capitalized terms defined in the other Transaction Documents, for the purposes of this Agreement, shall have the meanings assigned to them in such other Transaction Documents.

     9. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement together with the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

          (b) Waivers and Amendments. No provision of this Agreement or any other Transaction Document may be amended, waived or modified other than by a document signed by Company and Purchaser (as of the effective date of such action).

          (c) Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions. Company and Purchaser each hereby submit to the jurisdiction of the state and Federal courts located in the County of Kane, State of Illinois, or, at Purchaser's sole option, such other venues and courts which have appropriate jurisdiction over the matter in controversy with respect to all actions relating to the Transaction Documents. Company waives any objection of forum non conveniens and venue. Company further waives personal service of any process upon it, and consents that all such service of process be made in the manner set forth in
Section 9(d) hereof for the giving of notice. Company further waives any right it may otherwise have to collaterally attack any judgment entered against it. Company and Purchaser each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Transaction Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into the Transaction Documents. Each party represents and warrants that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

          (d) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed:

          If to Company:

               United Medicorp, Inc.
               200 N. Cuyler Street
               Pampa, Texas 79065
               Attn: Peter W. Seaman
               Telecopy: (806) 665-0135

               with copy, which shall not constitute notice to Company, to:

               Sloan & Associates, P.C.
               5950 Berkshire Lane, Suite 450
               Dallas, TX 75225-5835
               Attn: Andrew Roberts
               Telecopy: (214) 987-6071

          If to Purchaser:

               Stevens Financial Group, L.L.C.
               495 N. Commons Drive, Suite 103
               Aurora, Illinois 60504
               Telecopy: (630) 375-8909
               Attn: Danniel E. Stevens

               with copy, which shall not constitute notice to Purchaser, to:

               DLA Piper US LLP
               1999 Avenue of the Stars, 4th Floor
               Los Angeles, California 90067
               Telecopy: (310) 595-3344
               Attn: Jeffrey M. Weiner, Esq.

          (e) A notice shall be deemed effectively given, (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

          (f) Brokers or Finders. Each party represents and warrants to the others that such party is not and will not be obligated for any broker's or finder's fee or commission (collectively "BROKER FEES") in connection with the transactions described herein. Purchaser agrees to indemnify and to hold Company harmless from any liability for any Broker Fee (and the cost of defending against such liability or asserted liability) for which Purchaser or any of Purchaser's directors, officers, employees, agents or affiliates is responsible. Company agrees to indemnify and to hold Purchaser harmless from any liability for any Broker Fee (and the cost of defending against such liability or asserted liability) for which such Company or any of its directors, officers, employees, agents or affiliates is responsible.

          (g) Expenses. Company shall pay all costs and expenses that Company and Purchaser incur with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents. Company's total liability for costs and expenses of Purchaser incurred pursuant to the Transaction Documents shall be $25,000 which shall be paid by issuance by Company to Purchaser of One Million Nine Hundred Twenty Three Thousand One Hundred (1,923,100) shares of Common Stock to be issued to Purchaser at the Closing (the "COMMON SHARES").

          (h) Validity. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (i) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          (j) Joint Preparation. Company and Purchaser acknowledge that this Agreement was jointly prepared by them, by and through their legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of Company or Purchaser, but otherwise according to the application of the rules on interpretation of contracts.

          (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

                                        COMPANY

                                        UNITED MEDICORP, INC.,
                                        a Delaware corporation


                                        By: /s/ Peter W. Seaman
                                            ------------------------------------
                                            Peter W. Seaman
                                            Chairman and Chief Executive Officer


                                        PURCHASER

                                        STEVENS FINANCIAL GROUP, L.L.C.
                                        an Illinois limited liability company


                                        By: /s/ Danniel E. Stevens
                                            ------------------------------------
                                            Danniel E. Stevens
                                            President and Chief Executive
                                            Officer

                                    EXHIBIT A

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT B

                         FORM OF SECURED PROMISSORY NOTE

                                    EXHIBIT C

                                 FORM OF WARRANT

                                    EXHIBIT D

                             SCHEDULE OF EXCEPTIONS

     In connection with the Note and Warrant Purchase Agreement, dated as of November 1, 2006, by and between UNITED MEDICORP, INC., a Delaware corporation ("COMPANY") and STEVENS FINANCIAL GROUP, L.L.C. ("PURCHASER") (the "AGREEMENT"), Company hereby delivers this Schedule of Exceptions to Company's representations and warranties given in the Agreement. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.

SCHEDULE 2(L) - LIABILITIES

The Company has previously provided Purchaser a copy of the Asset Purchase Agreement between the Company and Incipient Healthcare Solutions, Inc. ("IHS") dated effective August 1, 2006 (the "APA"). The APA includes the assumption by the Company of a Note Payable to State National Bank with a principal balance of $130,000 (plus interest) at 9/30/2006 (the "STATE NATIONAL BANK NOTE"), plus a commitment to sign an additional non-interest bearing note payable to IHS and its creditors in the amount of $150,000 (the "IHS NOTE") upon approval of the IHS Plan of Reorganization by the U.S. Bankruptcy Court (the "BANKRUPTCY PLAN"). The Bankruptcy Plan has not been approved as of Closing and the Company is not liable for the State National Bank Note or the IHS Note.

SCHEDULE 2(M) - AGREEMENT; ACTION

     -    The Company has an agreement to issue stock purchase warrants to Peter
          W. Seaman, CEO, and Melvin D. Jones, VP Operations, for 1,300,000 shares and 700,000 shares respectively, in consideration for these officers' agreement to defer three paychecks due on 9/15/06, 9/30/06, and 10/15/06.

     - The Company sold a 2002 Toyota Camry company car during the month of October, for a price of $7,000.

     - The Company has also incurred indebtedness to Crawford Roofing Company in the amount of about $40,000 for replacement of the roof on the Company's building located at 200 N. Cuyler Street in Pampa, Texas. The Company will pay for this indebtedness by refinancing its existing mortgage on the building with National Bank of Commerce in Pampa ("NBC"). The principal balance on the new mortgage will be $50,000. The Company has provided draft copies of the documents related to the new mortgage with NBC to Purchaser.

     - The Company has entered into contracts with Texas Tech University Health Sciences Center ("TTUHSC") and Ravinia Funding LLC et al ("RAVINIA") whereby the Company's subsidiary United Medcash, LLC will purchase tranches of bad debt receivables offered for sale each month by TTUHSC, and will finance the purchase price of such tranches via loans from Ravinia of up to 80% of the purchase price of each tranche. The Company has provided copies of the agreements with TTUHSC and Ravinia to Purchaser.

SCHEDULE 2(N) - OBLIGATIONS TO RELATED PARTIES

The Company has indemnified each member of its Board of Directors for any liabilities they may incur in connection with their services to UMC.

SCHEDULE 2(O) - TITLE TO ASSETS; LIENS

     - The Company has experienced significant operating losses during 2006 which have reduced working capital to the point where a substantial number and amount of accounts payable balances are past due. These past due balances include scheduled payments to lessors under the Company's capitalized lease obligations, and other suppliers. Therefore, the Company is not in compliance with the terms of several lease agreements and other vendor agreements. The Company's inability to pay its accounts payable and lease obligations in a timely manner could materially impair the Company's ability to conduct operations, and could also void certain lease agreements whereby the Company would otherwise obtain clear title to essential equipment needed to sustain operations.

     - The Company has committed to issue a Deed of Trust to National Bank of Commerce in connection with the mortgage described above.

SCHEDULE 2(T) - MATERIAL CHANGES

The Company has entered into the agreements with TTUHSC and Ravinia as described in Schedule 2(m) above. In addition, the Company has generated about $625K of operating losses for the year to date through September 30, 2006. These losses have had a Material Adverse Effect on the Company by reducing the Company's working capital below the level necessary to fund operating needs.

                                    EXHIBIT E

                                  SUBSIDIARIES

United Moneycorp, Inc., a Texas corporation

United Medcash, LLC, a Texas limited liability company

                                    EXHIBIT F

                                SECURED GUARANTY